Exhibit 21.1
List of subsidiaries of Empire State Realty Trust, Inc.
Empire State Realty OP, L.P.
ESRT 10 BK St., L.L.C.
ESRT 10 Union Square, L.L.C.
ESRT 100-104 North 6th Street, L.L.C.
ESRT 103-107 Main St., L.L.C.
ESRT 111-115 North 6th Street, L.L.C.
ESRT 112 West 34th Street GP, L.L.C.
ESRT 112 West 34th Street, L.P.
ESRT 124-128 North 6th Street, L.L.C.
ESRT 130-136 North 6th Street, L.L.C.
ESRT 1333 Broadway, L.L.C.
ESRT 1333 Broadway LL TRS, L.L.C.
ESRT 1350 Broadway, L.L.C.
ESRT 1359 Broadway, L.L.C.
ESRT 1400 Broadway GP, L.L.C.
ESRT 1400 Broadway, L.P.
ESRT 1400 Townhall TRS, L.L.C.
ESRT 1542 Third Avenue, L.L.C.
ESRT 250 West 57th St., L.L.C.
ESRT 298 Mulberry, L.L.C.
ESRT 500 Mamaroneck Avenue, L.L.C.
ESRT 501 Seventh Avenue, L.L.C.
ESRT 69-97 Main St., L.L.C.
ESRT 81-91 North 6th Street, L.L.C.
ESRT 86-90 North 6th Street, L.L.C.
ESRT 92-94 North 6th Street, L.L.C.
ESRT Captive Insurance Company, L.L.C.
ESRT Chesapeake JV, L.L.C.
ESRT Chesapeake Owner, L.L.C.
ESRT Cleaning TRS, L.L.C.
ESRT Dining and Fitness TRS, L.L.C.
ESRT East West Manhattan Retail, L.L.C.
ESRT Empire State Building G-Parent, L.L.C.
ESRT Empire State Building Parent, L.L.C.
ESRT Empire State Building, L.L.C.
ESRT ESB Fitness TRS, L.L.C.
ESRT ESB LL TRS, L.L.C.
ESRT ESB Restaurant TRS, L.L.C.
ESRT First Stamford Place Investor, L.L.C.
ESRT First Stamford Place SPE, L.L.C.
ESRT Holdings TRS, L.L.C.
ESRT Management TRS, L.L.C.
ESRT Management, L.L.C.
ESRT MerrittView, L.L.C.

ESRT Metro Center, L.L.C.
ESRT Metro Tower, L.L.C.
ESRT MH Holdings, L.L.C.
ESRT MV Swap Chesapeake Owner, L.L.C.
ESRT MV Swap, L.L.C.
ESRT MV Swap Victory Owner, L.L.C.
ESRT Observatory TRS, L.L.C.
ESRT One Grand Central Place G-Parent, L.L.C.
ESRT One Grand Central Place Parent, L.L.C.
ESRT One Grand Central Place, L.L.C.
ESRT Springing Member One, L.L.C.
ESRT Springing Member Two, L.L.C.
ESRT Victory JV, L.L.C.
ESRT Victory Owner, L.L.C.
Williamsburg 157-159 Wythe Avenue, L.L.C.
Williamsburg 161 Wythe Avenue, L.L.C.